Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 Registration Statement on Form S-3 (No. 333-290248) of Nakamoto, Inc. of our report dated June 17, 2025, relating to the financial statements of Nakamoto Holdings, Inc. as of April 30, 2025, and for the period from March 6, 2025 (inception) through April 30, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

March 27, 2026